UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 23, 2007

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

12220 El Camino Real, Suite 410 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 704-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2007, in connection with his appointment to our Board of Directors, see Item 5.02 below, we agreed to pay Robert B. Fields $18,000 per year plus all expenses for attendance at Board meetings. Our Board of Directors approved and granted to Mr. Fields a stock option to purchase 400,000 shares of our common stock at an exercise price of $0.37 per share, which options vest and become exercisable over one year at the rate of 1/12 per month.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Daniel Schreiber resigned from our Board of Directors effective March 23, 2007.

(d) At a meeting held on March 23, 2007, our Board of Directors appointed Robert B. Fields as a member of the Board to fill a vacancy on the Board of Directors. Mr. Fields has also been appointed to the Nominating and Governance Committee of the Board of Directors.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated March 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: March 29, 2007	By:	/s/ William Greene

William Greene, Chief Financial Officer